Exhibit 10.9

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [date] between Avast Software B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkeid), incorporated under the laws of the Netherlands (the “Company”), and [name] (“Indemnitee”). This Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee, which is hereby terminated.

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the board of directors of the Company (which includes both executive and non-executive directors) (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against a corporation or business enterprise itself;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and other stakeholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses in accordance with the terms hereof on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company and its subsidiaries free from undue concern that they will not be so indemnified; [and]

WHEREAS, Indemnitee does not regard the protection available under the Company’s or its subsidiaries’ insurance as adequate in the present circumstances, and may not be willing to continue to serve as member of the Board, an officer or in any other capacity for the Company or its subsidiaries without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company or its subsidiaries on the condition that Indemnitee be so indemnified[.][; and

WHEREAS, Indemnitee is a representative of the Summit Funds and has certain rights to indemnification and/or insurance provided by the Summit Funds that the Company, Indemnitee and the Summit Funds intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgment and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a member of the Board or in any other capacity for the Company and its subsidiaries.](1)

(1)  To be incorporated in Summit’s agreement.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a member of the Board or an officer of the Company, and/or as a director or officer of any of the Company’s subsidiaries from and after the date hereof, the parties hereto agree as follows:

1. Indemnification of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of Indemnitee’s Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Liabilities (as hereinafter defined) actually incurred and all Expenses (as hereinafter defined) actually and reasonably incurred by or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Liabilities actually incurred and all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Liabilities or Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction determines that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but fewer than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee to the fullest extent permitted by law, against all Liabilities actually incurred and all Expenses actually and reasonably incurred by or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company or any of its subsidiaries). The only limitation that shall exist upon the Company’s obligations pursuant to this Section shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 12 hereof) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed Proceeding in which the Company or any of its subsidiaries are jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any Liabilities actually incurred and Expenses actually and reasonably incurred related to such Proceeding without requiring Indemnitee to contribute to such payment and the Company and its subsidiaries hereby waive and relinquishe any right of contribution they may have against Indemnitee. The Company and its subsidiaries shall not enter into any settlement of any Proceeding in which the Company or any of its subsidiaries are jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company or any of its subsidiaries are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Liabilities actually incurred and Expenses actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and its subsidiaries and all Board members, officers, employees or agents of the Company and its subsidiaries, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and its subsidiaries and all Board members, officers, employees or agents of the Company and its subsidiaries other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Liabilities, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and its subsidiaries and all Board members, officers, employees or agents of the Company and its subsidiaries, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, (i) the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses or Liabilities, (ii) the degree to which their actions were motivated by intent to gain personal profit or advantage, (iii) the degree to which their liability is primary or secondary and (iv) the degree to which their conduct is active or passive.

(c) The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time, from any claims of contribution which may be brought by directors, officers, employees or agents of the Company and its subsidiaries, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities actually incurred or Expenses actually and reasonably incurred, in connection with any claim relating to a Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and its subsidiaries (and the directors, officers, employees and agents of the Company and its subsidiaries), on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company and its subsidiaries (and the directors, officers, employees and agents of the Company and its subsidiaries), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on Indemnitee’s behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition or resolution of such Proceeding. Such statement or statements shall reasonably evidence the Expenses actually and reasonably incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined by a court of competent jurisdiction in a final judgment, not subject to appeal that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions. It is the intent of the parties to this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the laws of the Netherlands and public policy of the Netherlands. Accordingly, the parties agree that the following procedures and presumptions shall apply to claims by Indemnitee for indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such relevant documentation and information as is reasonably available to Indemnitee. Any payment for indemnification requested by the Indemnitee hereunder shall be made no later than ten (10) days after receipt of the written request of the Indemnitee; provided, however, that the written request of the Indemnitee shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent required by law to repay any indemnification payment if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company.

(b) In any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(c) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its subsidiaries. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. In addition, the knowledge and/or actions, or failure to act, of any director, officer, employee or agent of the Company or any of its subsidiaries shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(d) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or any of its subsidiaries or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

7. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the governing documents of the Company or any of its subsidiaries, any agreement, a vote of stockholders, a resolution of directors or otherwise, of the Company. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the laws of the Netherlands, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement, and without further action by the parties, the greater benefits so afforded by such change. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a member of its board of directors or any officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company or its subsidiaries maintain an insurance policy or policies providing liability insurance for Board members, officers, employees, or agents or fiduciaries of the Company or its subsidiaries or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company or its subsidiaries, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company or its subsidiaries has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall, and shall cause its subsidiaries to, thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies; provided that nothing in this Section 7(b) shall affect Indemnitee’s rights to be indemnified by the Company under this Agreement.

(c) [The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by certain of the Summit Funds and their affiliates. The Company hereby agrees that (i) the Company is the indemnitor of first resort, such that its obligations to Indemnitee are primary and any obligations of the Summit Funds and their affiliates to advance Expenses or to provide indemnification for the same Liabilities or Expenses incurred by Indemnitee are secondary, (ii) the Company shall be required to advance the full amount of Expenses actually and reasonably incurred by Indemnitee and shall be liable for the full amount of all Liabilities actually incurred and Expenses actually and reasonably incurred to the extent legally permitted and as required by this Agreement, or any agreement between the Company and the Indemnitee, without regard to any rights Indemnitee may have against the Summit Funds and their affiliates, and (iii) the Company irrevocably waives, relinquishes and releases the Summit Funds and their affiliates from any and all claims against the Summit Funds and their affiliates for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Summit Funds and their affiliates on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing, and the Summit Funds and their affiliates shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Summit Funds and their affiliates are intended third party beneficiaries of this Agreement.](2)

(d) [Except as provided in paragraph (c) above,] in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against the Summit Funds and their affiliates or their insurance)], who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) [Except as provided in paragraph (c) above,] the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) [Except as provided in paragraph (c) above,] the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company or its subsidiaries as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

8. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which it has been established by a competent court in a final judgment, not subject to appeal that such claim results from willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct by the Indemnitee; or

(b) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision[, provided, that the foregoing shall not affect the rights of Indemnitee or the Summit Funds and their affiliates set forth in Section 7(c) hereof and is subject thereto]; or

(c) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state, provincial or local statutory law or common law; or

(d) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the

(2)  To be included in Summit’s agreement.

Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such Proceeding or part of a Proceeding is brought by Indemnitee to interpret or enforce this Agreement or any related indemnification obligations in a Company policy of insurance or the Company’s governing documents (unless a court of competent jurisdiction over such action determines, in a final judgment, not subject to appeal, that each of the material assertions or defenses asserted by Indemnitee in such action was made in bad faith or was frivolous) or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

9. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Libilities or Expenses incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Liabilities or Expenses to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims, issues or matters relating in whole or in part to an indemnifiable event, occurrence or matter hereunder, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection with such defenses.

10. Duration of Agreement.

(a) This Agreement shall continue in effect in perpetuity regardless of whether Indemnitee continues to serve as a director Board member or officer of the Enterprise.

(b) This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c) No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its subsidiaries against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any of its subsidiaries shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2)-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

11. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12. Enforcement and Remedies of Indemnitee.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a Board member, an officer of the Company, and/or as a director or officer of any of the Company’s subsidiaries, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a Board member, an officer of the Company, and/or as a director or officer of any of the Company’s subsidiaries.

(b) In the event that advancement of Expenses or payment of any claim for indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request from Indemnitee therefor, Indemnitee shall be entitled to an adjudication in an appropriate court of Indemnitee’s entitlement to such indemnification subject to the provisions of Section 20 below. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(c) The Company shall be precluded from asserting in any Proceeding commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses actually and reasonably incurred and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company or any of its subsidiaries, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

13. Definitions. For purposes of this Agreement:

(a) “Corporate Status” describes the status of a person who is or was a Board member, officer, employee, agent or fiduciary of the Company or any of its subsidiaries or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company or any of its subsidiaries.

(b) “Enterprise” shall mean the Company and its subsidiaries, and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express request of the Company or any of its subsidiaries as a Board member, officer, employee, agent or fiduciary.

(c) “Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, secretarial services and all other disbursements or expenses incurred in connection with any Proceeding or in establishing a right to indemnification under this Agreement. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(d) “Liabilities” shall mean damages, losses and liabilities of any type whatsoever including, but not limited to, any judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(e) “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, and any appeal thereof, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the Corporate Status of Indemnitee, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in such Corporate Status, or by reason of the fact that Indemnitee is or was serving at the request of the Company or any of its subsidiaries as a Board member, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any Expense or Liability is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, or one initiated by an Indemnitee pursuant to Section 12 of this Agreement to enforce Indemnitee’s rights under this Agreement.

[(f) “Summit Fund” means Summit Partners Europe Private Equity Fund, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P. or any of their respective affiliates (including Summit Partners AVT Coöperatief U.A).](3)

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, waiver, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) If to Indemnitee, at the address set forth below Indemnitee’s signature hereto.

(b) If to the Company, at:

Avast Software B.V.

Trianon Office Building

Budejovicka 1518/13a

140 00, Prague 4

Czech Republic

Attention: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(3)  To be incorporated in Summit’s agreement.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. [Governing Law; Consent to Jurisdiction; Waivers. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the Netherlands, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the appropriate court of the Netherlands or any court located in the city of London, England (each an “Applicable Court”), (ii) consent to submit to the exclusive jurisdiction of the Applicable Court in which the action or proceeding is brought for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Applicable Court in which the action or proceeding is brought, (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Applicable Court in which the action or proceeding is brought has been brought in an improper or inconvenient forum and (v) agree that service of process in any such action or proceeding may be effected by notice given pursuant to Section 17 of this Agreement, and otherwise waive service of process through the Hague Convention or any other applicable law; provided, however, that if (i) Indemnitee is named as a defendant, with respect to any action or proceeding arising out of or in connection with this Agreement, by the Company in an Applicable Court which is located in the Netherlands, (ii) Indemnitee makes a written request to the Company to discontinue the Netherlands action or proceeding, within sixty (60) days of such date on which Indemnitee receives notice of the action, in order to permit resolution in an Applicable Court located in the city of London, England and (iii) prior to making a written request to the Company, Indemnitee files an action or proceeding against the Company in an Applicable Court located in the city of London, England, then the Company agrees to dismiss the action or proceeding in the Applicable Court in the Netherlands and litigate in the Applicable Court in the city of London, England, subject to the other terms and conditions of this Section 20, and provided that,  such court is willing to accept jurisdiction over such action or proceeding.](4)

[Signature pages follow]

(4)  This version of this section to be included in Summit’s agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY

By:
Name:
Title:

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]

INDEMNITEE

Name:

Address:

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]